EXHIBIT 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Schedule 13D (including amendments thereto) with respect to the common stock of Education Realty Trust, Inc. and further agree that this Joint Filing Agreement be included as an exhibit to such joint filing.

Dated: January 28, 2008

ROCA Real Estate Securities Fund, L.P.

By:	ROCA Advisors, L.P., its general partner

	By:	ROCA Advisors-GP, LLC, its general partner

		By:	/s/ Harold Hofer

		Name:	Harold Hofer

		Title:	Managing Member

ROCA Advisors, L.P.

By:	ROCA Advisors-GP, LLC, its general partner

	By:	/s/ Harold Hofer

	Name:	Harold Hofer

	Title:	Managing Member

ROCA Advisors-GP, LLC

By:	/s/ Harold Hofer

Name:	Harold Hofer

Title:	Managing Member